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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Plan of Cardiac Pathways Corporation of our report dated July 28, 2000 (except for the last paragraph of Note 4, as to which the date is February 13, 2001) with respect to the consolidated financial statements and schedule, as amended, of Cardiac Pathways Corporation included in its Annual Report (Form 10-K/A) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.

                                                   /s/ Ernst & Young LLP



San Jose, California

June 26, 2001